YP CORP. ANNOUNCES SECOND FISCAL QUARTER 2005 RESULTS

Reports Positive Growth in Revenues, Solid Return to Profitability and an Increasing Customer Base

(Mesa , AZ ) - May 17, 2005

YP Corp. (OTCBB: YPNT), a leading provider of nationwide Internet Yellow Pages and related services, today reported quarter over quarter increases in its customer base, net revenue, net income and cash for its second fiscal quarter, ended March 31, 2005.

Net revenue for the quarter ended March 31, 2005 was $6,444,609. This is an increase of approximately 4.1% over net revenue of $6,190,155 for the prior quarter. Operating income for the quarter was $383,806, an increase of $619,265 from an operating loss of $235,459 in the quarter ended December 31, 2004. Operating margins for the current quarter were 6.0% as compared to an operating margin deficit of 3.8% in the prior quarter. Net income for the quarter ended March 31, 2005 was $298,280, or $0.01 per share on a diluted basis.

Results from operations for the second fiscal quarter were an incremental improvement over the first quarter, demonstrating results from the positive focus the Company has placed on the resolution of many of the billing issues it had experienced over the past year. The Company continues to keep the focus on its reconfirmation program. This is having a positive impact as the Company’s paying customer base increased to 105,000, which is more than a 10.5% increase since December 31, 2004. This focused effort, management’s expense control plan and the continued migration of customers to Automated Clearing House (“ACH”) billing, resulted in an increase in cash and cash equivalents to $8,201,559 from $6,155,684 at December 31, 2004 and from $3,576,529 at September 30, 2004.

“We have confronted and addressed significant challenges over the past 12 months and I believe YP Corp. is now headed in a sustainable positive direction,” said Peter J. Bergmann, YP Corp.’s president and chief executive officer. “I am pleased with the stage of the turnaround we are at and expect we will continue to gain momentum in the quarters that follow.”

“We have grown our customer base in the last quarter and our team has created new marketing initiatives, which are helping to attract additional new customers. Moreover, our National sales effort is beginning to take off, which we believe will become an additional revenue stream for us,” added Mr. Bergmann.

As a result of the billing issues that began in the second half of fiscal 2004, the Company focused its efforts and has migrated over 50% of its advertisers from billing through Local Exchange Carriers (“LECs”) on their local telephone bill to ACH billings, which automatically debits the advertisers’ checking accounts. While the Company believes that ACH billing is a more desirable billing method because it is less expensive, has a faster collection time, and presents minimal dilution to revenue, the process of converting advertisers from LEC billing to ACH has been time-consuming, labor-intensive, and has resulted in missed billings and customer cancellations.

“The ACH billing allows us to have healthy cash flow. YP Corp. is in a positive cash growth position and has paid a $0.01 cash dividend for five consecutive quarters,” added W. Chris Broquist, YP Corp.’s chief financial officer. “At the end of the quarter, we had cash and cash equivalents of $8,201,559 and had generated cash from operations this past quarter of $2,766,501.”

"Now that we have stabilized the Company and have it back on a growth path, it is an opportune time to explore the strategic options we announced in October, 2004,” concluded Mr. Bergmann. “We have been working with Jefferies & Company, Inc., our financial advisors, and are now ready to explore strategic alternatives to enhance shareholder value.”

Financial statements for the periods ended March 31, 2005 are set forth below, as well as in the Company’s Form 10-Q, which was filed with the Securities Exchange Commission on May 16, 2005.

About YP Corp.
YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package™ (“IAP”) that includes a Mini-WebPage™ and Preferred Listing through its Yellow Pages web site at www.YP.Com. The Company 's web site contains listings for approximately 17 million businesses in the United States.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages web site, including an Internet Dial-Up Package™ (dial-up Internet access) and QuickSite™ (web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations - Yellow Page Integrated Media Association (YPIMA), the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, AZ and Las Vegas, NV. For more information, visit the web site at www.YP.Com.

Forward-looking Disclaimer
This press release may include statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Specific forward-looking statements contained in this press release include, but are not limited to, (i) the Company’s belief that it has returned to a growth mode in its financial performance and results of operations; (ii) the Company’s belief that its National sales efforts will create an additional revenue stream; and (iii) the continued success of the Company’s efforts to address the challenges it faced during fiscal 2004, particularly with respect to its billing and collections issues.

Factors that may affect forward-looking statements and the Company 's business generally include but are not limited to (i) the risk factors and cautionary statements made in the Company 's Quarterly Report on Form 10-QSB for the second fiscal quarter ended March 31, 2005; and (ii) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.

FINANCIAL TABLES FOLLOW

YP CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2005	2004
	(unaudited)

Assets

Cash and equivalents	$8,201,559	$3,576,529
Accounts receivable, net of allowance for doubtful accounts of $1,273,045
and $3,400,575	6,271,276	8,362,283
Prepaid expenses and other current assets	1,180,870	822,919
Income tax refund receivable	-	1,239,436
Deferred tax asset	-	352,379
Total current assets	15,653,705	14,353,546
Accounts receivable, long term portion, net of allowance
for doubtful accounts of $85,523 and $269,662	1,836,596	2,075,334
Customer acquisition costs, net of accumulated amortization of $3,977,694
and $5,096,669	2,980,972	4,482,173
Property and equipment, net	579,468	725,936
Deposits and other assets	60,919	239,060
Intangible assets, net of accumulated amortization of $2,849,428 and $2,446,403	3,139,018	3,326,274
Advances to affiliates	4,052,834	3,894,862
Total assets	$28,303,512	$29,097,185

Liabilities and Stockholders' Equity

Accounts payable	$584,211	$1,210,364
Accrued liabilities	413,416	542,481
Income taxes payable	243,497	-
Deferred tax liability	14,988	-
Notes payable- current portion	115,868	115,868
Total current liabilities	1,371,980	1,868,713
Deferred income taxes	408,220	1,116,314
Total liabilities	1,780,200	2,985,027
Commitments and contingencies	-	-
Series E convertible preferred stock, $.001 par value, 200,000 shares authorized,
127,840 and 128,340 issued and outstanding, liquidation preference $38,202	10,866	10,909
Common stock, $.001 par value, 100,000,000 shares authorized,
50,254,294 and 50,071,302 issued and outstanding	50,254	50,071
Paid in capital	10,131,250	11,375,384
Deferred stock compensation	(3,965,108)	(5,742,814)
Retained earnings	20,296,050	20,418,608
Total stockholders' equity	26,523,312	26,112,158

Total liabilities and stockholders' equity	$28,303,512	$29,097,185

See accompanying notes to consolidated financial statements.

YP CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004

Net revenues	$6,444,609	$16,367,853	$12,634,764	$30,207,820
Cost of services	860,933	6,600,782	1,995,517	11,482,984
Gross profit	5,583,676	9,767,071	10,639,247	18,724,836

Operating expenses:
General and administrative expenses	3,181,644	3,107,522	6,566,495	5,871,265
Sales and marketing expenses	1,720,034	1,445,965	3,330,527	2,736,345
Depreciation and amortization	298,192	199,719	593,879	395,912
Total operating expenses	5,199,870	4,753,206	10,490,901	9,003,522
Operating income	383,806	5,013,865	148,346	9,721,314
Other income (expense):
Interest expense and other financing costs	(4,447)	(3,795)	(8,610)	(7,667)
Interest income	91,650	82,340	176,762	157,365
Other income	21,088	71,395	107,453	346,153
Total other income (expense)	108,291	149,940	275,605	495,851

Income before income taxes and cumulative
effect of accounting change	492,097	5,163,805	423,951	10,217,165
Income tax benefit (provision)	(193,817)	(1,815,206)	(176,447)	(3,583,881)
Income before cumulative effect of
accounting change	298,280	3,348,599	247,504	6,633,284
Cumulative effect of accounting change (net of
income taxes of $53,764 in 2004)	-	-	99,848	-
Net income	$298,280	$3,348,599	$347,352	$6,633,284

Net income per common share:
Basic:
Income applicable to common stock before cumulative effect of accounting change	$0.01	$0.07	$0.01	$0.14
Cumulative effect of accounting change	$-	$-	$0.00	$-
Net income applicable to common stock	$0.01	$0.07	$0.01	$0.14

Diluted:
Income applicable to common stock before cumulative effect of accounting change	$0.01	$0.07	$0.01	$0.14
Cumulative effect of accounting change	$-	$-	$0.00	$-
Net income applicable to common stock	$0.01	$0.07	$0.01	$0.14

Weighted average common shares outstanding:
Basic	46,749,794	46,946,458	46,749,544	46,904,402
Diluted	46,825,577	48,145,140	46,901,954	47,640,118

See accompanying notes to consolidated financial statements.

YP CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$347,352	$6,633,284
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	593,878	395,912
Amortization of deferred stock compensation	567,599	503,071
Issuance of common stock as compensation for services	119,500	-
Cumulative effect of accounting change	(99,848)	-
Deferred income taxes	(394,491)	37,962
Loss on disposal of equipment	-	36,932
Provision for uncollectible accounts	(16,220)	-
Changes in assets and liabilities:
Accounts receivable	2,345,965	(5,801,351)
Customer acquisition costs	1,501,201	(502,547)
Prepaid and other current assets	(357,951)	(152,539)
Deposits and other assets	178,141	35,000
Accounts payable	(626,153)	394,051
Accrued liabilities	(129,065)	(72,743)
Income taxes payable	1,482,933	1,466,113
Advances to affiliates (accrued interest)	(157,972)	-

Net cash provided by operating activities	5,354,869	2,973,145

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances made to affiliates and related parties	-	(2,725,000)
Expenditures for intangible assets	(215,767)	-
Purchases of equipment	(44,387)	(384,991)

Net cash used for investing activities	(260,154)	(3,109,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Series E preferred stock dividends	(960)	-
Common stock dividends	(468,950)	-
Proceeds from conversion of preferred stock	225	-

Net cash used for financing activities	(469,685)	-

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,625,030	(136,846)

CASH AND CASH EQUIVALENTS, beginning of period	3,576,529	2,378,848

CASH AND CASH EQUIVALENTS, end of period	$8,201,559	$2,242,002

YP Corp. Contact
Roger Bedier
YP Corp Investor Relations
Phone 480-325-4339
rogerb@ypcorp.com